Exhibit 10.6

RESTRICTED STOCK AGREEMENT

Pursuant to

AMENDED AND RESTATED INTELLON CORPORATION

DIRECTOR STOCK OPTION AND RESTRICTED STOCK PLAN

Name of Director:

Date of Grant:

Number of Exchange Program Restricted Shares

Number of Newly Granted Restricted Shares

Value of Each Share on Date of Grant: $

This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of                      is made between Intellon Corporation, a Delaware corporation (the “Company”) and                          (the “Director”) to record the granting of restricted stock on                                               (the “Date of Grant”) to the Director pursuant to the Amended and Restated Intellon Corporation Director Stock Option and Restricted Stock Plan (the “Plan”).

The Company and the Director hereby agree as follows:

1. Grant of Shares.

The Company hereby grants to the Director, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement,                      shares of the Company’s Common Stock, par value $.0001 per share (the “Common Stock”). (The grant of shares of Common Stock to the Director, evidenced by this Agreement, is an Award of Restricted Stock (as defined in the Plan) and such shares of Restricted Stock are referred to herein as the “Restricted Stock Shares”.)

2. Vesting of Shares.

Two groups of Restricted Stock Shares may be granted under this Agreement: the Restricted Stock Shares that are granted as replacements for current Options to be exchanged by Directors for newly granted Restricted Stock Shares under the Plan (the “Exchange Program Restricted Shares”), and the Restricted Stock Shares granted under the Plan other than in consideration for the exchange (the “Newly Granted Restricted Shares”).

All Exchange Program Restricted Shares shall vest immediately as of November 20, 2003 (the “Date of Grant”);

The Newly Granted Restricted Shares shall vest as follows:

Twenty percent (20%) of the Newly Granted Restricted Shares will lose all restrictions immediately upon the Date of Grant; and

The remaining eighty percent (80%) of the Newly Granted Restricted Shares will lose all restrictions quarterly in arrears over the succeeding 15 calendar quarters, commencing with the quarter ending December 31, 2003.

Miscellaneous Vesting Matters. Notwithstanding the foregoing, if the sale of the shares on the date they vest under (a) or (b) above would subject the Director to liability under Section 16(b) of the Securities Exchange Act of 1934, the shares shall vest on the date after the normal vesting date when no Section 16(b) liability will arise on account of the sale of the Restricted Stock Shares. Restricted Stock Shares may not be sold or otherwise transferred by the Director until ownership vests; provided, however, to the extent required for the Restricted Stock grant to be exempt under Rule 16b-3 of the Exchange Act, the Restricted Stock Shares must be held by the Director for at least six months following the date of vesting. In addition, Restricted Stock Shares shall be immediately forfeitable if following the Date of Grant but prior to the date they would otherwise have vested the Director’s service as a director of the Company has terminated other than pursuant to death or Total Disability (as determined by the Committee); provided, that upon such termination by reason of either death or Total Disability forfeiture of the Restricted Stock Shares shall be subject to Section 5.4 of the Plan.

In addition to the effect of any other provisions of the Agreement and the Plan, Restricted Stock Shares that do not become vested in accordance with the foregoing criteria shall be forfeited to the Company.

3. Restrictive Legends.

The Director hereby acknowledges and agrees that (i) the Restricted Stock Shares are subject to all restrictions on transfer imposed by the Company’s Certificate of Incorporation and by-laws, and applicable state and federal securities laws; and (ii) subject to the terms of Section 5.5(d) of the Plan, all certificates representing Restricted Stock Shares shall have affixed thereto legends in substantially the following forms until the Company’s shares of Common Stock are publicly traded and the shares subject to this Award are covered by a registration statement filed with and declared effective by the Securities and Exchange Commission (or an exemption from such registration is available to the satisfaction of the Company):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED BY SAID ACT OR STATE LAWS.

4. Transferability.

The Restricted Stock Shares shall become transferable only when they become vested in accordance with Section 2. At that time the Company shall take such steps as may be appropriate to delete the applicable restricted stock legend.

5. Impact of Death and Change in Control.

If the Director dies at the time at which 40% or more of the Director’s Restricted Stock Shares have vested, then all of such Director’s unvested Restricted Stock Shares shall be deemed vested immediately prior to the time of the Director’s death.

In the event of a “Change of Control” as defined in the Plan, the Restricted Stock Shares shall become vested in accordance with the terms of the Plan concerning the effect of a Change of Control.

6. Withholding Taxes.

The Director acknowledges and agrees that in the case of the issuance of Restricted Stock that is “substantially vested” (within the meaning of Treasury Regulations Section 1.83-3(b)), the Committee may require the Director to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes, including withholding from regular cash compensation or giving of such security to the Company as the Committee deems adequate to meet such potential liability of the Company for withholding of tax) prior to the issuance of any shares pursuant to the grant of Restricted Stock.

The Director acknowledges and agrees that in the case of Restricted Stock that is not “substantially vested” upon issuance, if the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to such shares, the Committee may require the Director to remit to the Company an amount sufficient to satisfy any such potential liability (or make other arrangements satisfactory to the Company with respect to such taxes, including withholding from regular cash compensation or giving of such security to the Company as the Committee deems adequate to meet such potential liability of the Company for the withholding of tax) at the time such shares of Restricted Stock are delivered to the Director, at the time the Director makes an election under 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to such shares, or at the time such shares become “substantially vested”, and to agree to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

7. Restricted Stock Share Certificates to be Held by the Company. Unless otherwise agreed, certificates for some or all unvested Restricted Stock Shares shall be held by the Company until such shares have become vested and will be transferred to the Director only after satisfaction of all federal, state and local income and other tax withholding liabilities that arise either on account of an election under Section 83(b) of the Code or the vesting of the Restricted Stock Shares. At the request of the Company, the Director shall deliver to the Company a signed stock power in blank with respect to the Restricted Stock Shares in such form as shall be approved by the Committee.

All Restricted Stock Shares that do not vest under the terms hereof or under the Plan, or which are not otherwise deliverable to the Director under the terms hereof or under the Plan, shall be forfeited to the Company.

8. General Restrictions. The Company shall not be required to deliver any certificate evidencing Restricted Stock until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary, to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction over the Company, the Director, the Plan or the shares to be awarded under the Plan or any interests granted thereunder. This Award is also subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares (or the interests evidenced hereby) subject to this Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this Award or the issue of shares hereunder (or the interests evidenced hereby), this Award and the interests evidenced hereby shall have no validity unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

9. Rights as Shareholder. Until such time as the Restricted Stock Shares vest, all dividends payable on such shares shall be retained by the Company and invested in a money market fund or other short term interest fund and paid, with adjustment for earnings or losses, to the Director in cash as soon as reasonably practicable after the shares vest. If the shares do not vest all retained dividends and earnings attributable to them shall be forfeited. Except for the dividend restriction and the other restrictions set forth elsewhere in this Agreement and in the Plan, the Director shall possess all the rights of a holder of the Company’s Common Stock with respect to all Restricted Stock awarded pursuant to this Agreement.

10. Adjustment of Shares. In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares subject to this Award and the price per share (if any) shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Director hereunder. Any such adjustment shall be final and binding on the Director.

11. No Employment Rights. Neither the Plan nor this Agreement shall confer upon the Director any right with respect to continuance of service as a director of the Company or any Company affiliate, nor shall they interfere in any way with the right of the Company, its Board of Directors, or its stockholders to terminate the service of the Director as a director of the Company or any Company affiliate at any time.

12. Coordination With Plan. The Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof including any which may conflict with those contained in this Agreement. Capitalized terms used in this Agreement, and not otherwise defined herein, shall have the meanings given to such terms under the Plan.

13. Notices. All notices to the Company shall be in writing and sent to the Company’s President at the Company’s offices, 5100 West Silver Spring Boulevard, Ocala, FL 34482, or to such other person or addressee as the Company may provide notice to Director. Notices to the Director shall be addressed to the Director at the Director’s address as it appears on the Company’s records.

14. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

15. Acknowledgment. By accepting this Award, the Director acknowledges the following:

No representations or promises have been made concerning the marketability or value of the shares of the Company. The Director understands that neither this Award nor the shares have been registered under the Securities Act of 1933, as amended (the “Act”), on the ground that the issuance of the shares is exempt from registration under federal securities laws, and that reliance on such exemption is based, in part, upon the Director’s representations and warranties herein set forth. The Director agrees that such Director will not dispose of any of the shares other than in strict compliance with the Act, any applicable state securities laws, and any agreements that may be executed by the Director, or the Director’s successors or assigns. Upon vesting of this Award, the Director must, therefore, continue to bear the economic risk of investment in the shares for an indefinite period of time.

The Director understands that the Award of the shares by the Company has not been reviewed by any federal or state agency because, in part, of the representations and warranties set forth herein and the non-public nature of the Award of the shares. The Director understands that any offering literature used in connection with the Director’s Award of the shares, including any business plan, has not been reviewed by any federal or state agency.

The Director understands that neither the Company nor any of its affiliates makes any representation or warranty of any kind concerning the Director’s ability to offer or sell any of the shares through a public offering, or otherwise, or that any public market for any of the shares will develop and that the Director may never be able to offer to sell any of the shares to the public. The shares cannot be sold unless registered under the Act or an exemption from registration is available, and the Company is under no obligation to register the shares or comply with any exemption. No shares will be sold, assigned or otherwise transferred unless a registration statement under the Act with respect thereto is in effect or the Company has received a written opinion of counsel satisfactory to it that, after an investigation of the relevant facts, which shall be recited, counsel is of the opinion that such sale, assignment or transfer of shares does not involve a transaction requiring registration under the Act and any applicable state securities laws.

The Director acknowledges that no representations or warranties have been or will be made to the Director, or to the Director’s advisors, by the Company with respect to the business of the Company and/or the economic, tax or any other aspects or consequences of exercise of this Award of the shares. In addition, the Director has been informed that the Director’s investment is a highly speculative and high risk investment, that the business venture of the Company is competitive, and that the financial success of such venture has not been proven to date. The Director has not received any representations, or warranties that the venture will succeed technically, financially, or otherwise.

All books, records and documents relating to this Award and any investment the Director may make by receiving this Award have been made available for inspection and the Director has had an opportunity to meet with officers and representatives of the Company and has had the opportunity to ask questions of and receive answers from them concerning the Company, its activities, the terms and conditions of acquiring the shares, and the Director has had the opportunity to obtain any additional information necessary to provide a basis for the Director’s decision to accept the Award and to verify the accuracy of the information furnished to the Director.

The Director acknowledges that it never has been represented, guaranteed, or warranted to the Director by the Company, its affiliates, or directors or any other person, expressly or by implication, the approximate or exact length of time before this Award will become vested, except as expressly set forth herein, or that the Director will be required to remain as owner of the shares if this Award is vested.

The Director acknowledges and understands that the Company’s operations are subject to all the risks inherent in the growth of a new business enterprise in a new and rapidly evolving market, and that the failure of the Company to succeed in addressing such risks could have a material adverse effect on the Company’s business, financial condition and operating results.

16. Financial Statements. If the Director is a resident of the State of California, the Company agrees that it shall forward to Director such annual financial statements as shall comply with the provisions of Section 260.140.46 of the California Code of Regulations.

IN WITNESS WHEREOF, the Company and the Director have caused this Restricted Stock Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the Date of Grant may differ from the date of signature.

Dated:	INTELLON CORPORATION

By:
	Name:	Charles E. Harris
	Title:	President and Chief Executive Officer

Dated:	DIRECTOR

DIRECTOR’S ADDRESS